EXHIBIT 4.1

EXECUTION VERSION

AMENDMENT NO. 14

AMENDMENT NO. 14 TO THE CREDIT AGREEMENT, dated as of February 16, 2021 (this “Amendment”), among THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (the “Company”), the Lenders party hereto, CITICORP USA, INC. (“CUSA”), as Administrative Agent (in such capacity, the “Administrative Agent”), and CUSA, as Issuing Bank (in such capacity, the “Issuing Bank”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)  The Company, the Administrative Agent, the Lenders from time to time party thereto and the Issuing Bank are parties to that certain Credit Agreement, dated as of May 9, 2016 (as amended by Amendment No. 1 to the Credit Agreement, dated as of May 12, 2016, Amendment No. 2 to the Credit Agreement, dated as of June 20, 2016, Amendment No. 3 to the Credit Agreement, dated as of August 1, 2016, Amendment No. 4 to the Credit Agreement, dated as of January 31, 2017, Amendment No. 5 to the Credit Agreement, dated as of February 13, 2017, Amendment No. 6 to the Credit Agreement, dated as of February 27, 2017, Amendment No. 7 to the Credit Agreement, dated as of May 8, 2017, Amendment No. 8 to the Credit Agreement, dated as of May 11, 2017, Amendment No. 9 to the Credit Agreement, dated as of February 27, 2018, Amendment No. 10 to the Credit Agreement, dated as of July 26, 2018, Amendment No. 11 to the Credit Agreement, dated as of September 14, 2020, Amendment No. 12 to the Credit Agreement, dated as of November 9, 2020, and Amendment No. 13 to the Credit Agreement, dated as of December 7, 2020, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”).

(2)  The Company has requested, and the Administrative Agent and the Lenders have agreed, on the terms and conditions set forth herein, to amend the Existing Credit Agreement as specified herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendments to the Existing Credit Agreement.  Upon, and subject to, the satisfaction or waiver in accordance with Section 9.02 of the Existing Credit Agreement of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement is hereby amended as follows:

(a)  The following new definition is included in Section 1.01 of the Existing Credit Agreement in the proper alphabetical order as follows:

““Amendment No. 14 Effective Date” means February 16, 2021.”

(b)  Each of the following definitions in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

THE SHERWIN-WILLIAMS COMPANY
1	Amendment No. 14 to Credit Agreement

““Commitment” means, with respect to each Lender, the commitment of such Lender to acquire participations in the Letter of Credit and to make Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or (c) reduced or increased from time to time pursuant to an amendment hereto. The amount of each Lender’s Commitment on the Amendment No. 14 Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.”

““Maturity Date” means December 20, 2021; provided, however, that (i) with respect to the Commitments in the aggregate amount of $75,000,000, the Maturity Date shall mean December 20, 2021, (ii) with respect to the Commitments in the aggregate amount of $150,000,000, the Maturity Date shall mean June 20, 2022, (iii) with respect to the Commitments in the aggregate amount of $250,000,000, the Maturity Date shall mean December 20, 2022, (iv) with respect to the Commitments in the aggregate amount of $125,000,000, the Maturity Date shall mean June 20, 2023, (v) with respect to the Commitments in the aggregate amount of $75,000,000, the Maturity Date shall mean June 20, 2025, and (vi) with respect to the Commitments in the aggregate amount of $200,000,000, the Maturity Date shall mean December 20, 2025.”

(c)    Schedule 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as set forth in Schedule 2.01 attached hereto.

SECTION 2.  Conditions of Effectiveness.    This Amendment shall become effective on the date (the “Amendment No. 14 Effective Date”) on which:

(a)    the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by (i) the Company, (ii) the Administrative Agent, (iii) the Lenders, and (iv) the Issuing Bank or, as to any of the foregoing parties, written evidence reasonably satisfactory to the Administrative Agent that such party has executed this Amendment;

(b)    the Administrative Agent shall have received one or more counterparts of the Fee Letter Amendment No. 14, dated as of the date hereof, duly executed by the Company and Citicorp USA, Inc.; and

(c)    the representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all respects.

SECTION 3.  Effect of this Amendment, Etc.

(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Issuing Bank, the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit

THE SHERWIN-WILLIAMS COMPANY
2	Amendment No. 14 to Credit Agreement

Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)    Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c)    After the Amendment No. 14 Effective Date, each reference in any Loan Document to the Credit Agreement, to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 4.  Representations and Warranties.    The Company represents and warrants to the Administrative Agent and the Lenders that, on and as of the date hereof and on and as of the Amendment No. 14 Effective Date:

(a)    (i) The execution, delivery and performance by the Company of this Amendment and the transactions contemplated hereby have been duly authorized by all necessary corporate action, and (ii) this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.

(b)    The representations and warranties of the Company contained in the Credit Agreement and any other Loan Document are true and correct in all material respects, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(c)    Both before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or other form of electronic communication of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment, it being understood and agreed that the words “execution,” “signed,” “signature,” and words of similar import in, or with respect to, any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form (including, without limitation, the execution by means of “DocuSign”, or other similar platform or service approved by the Administrative Agent), each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as

THE SHERWIN-WILLIAMS COMPANY
3	Amendment No. 14 to Credit Agreement

provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that any electronic signature delivered by means of “DocuSign”, or other similar third-party platform by one party shall be promptly followed by an email attestation by such party to the recipient party confirming that such electronic signature so delivered is the signature of such party; provided, further, that upon the request of the Administrative Agent, any electronic signature shall be followed by a manually executed counterpart as promptly as reasonably practicable.

SECTION 6.  Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.  Jurisdiction; Consent to Service of Process.

(a)    The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Amendment against the Company or its properties in the courts of any jurisdiction.

(b)    The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in subsection (b) of this Section. Each of the parties hereto

THE SHERWIN-WILLIAMS COMPANY
4	Amendment No. 14 to Credit Agreement

hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

THE SHERWIN-WILLIAMS COMPANY
5	Amendment No. 14 to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SHERWIN-WILLIAMS COMPANY

By: /s/ Jeffrey J. Miklich
Name: Jeffrey J. Miklich
Title: Vice President and Treasurer

THE SHERWIN-WILLIAMS COMPANY
Amendment No. 14 to Credit Agreement

CITICORP USA, INC., as Administrative Agent and as Issuing Bank

By: /s/ David Jaffe
Name: David Jaffe
Title: Vice President

THE SHERWIN-WILLIAMS COMPANY
Amendment No. 14 to Credit Agreement

CITIBANK, N.A., as Lender

By: /s/ John Chun
Name: John Chun
Title: Vice President

THE SHERWIN-WILLIAMS COMPANY
Amendment No. 14 to Credit Agreement

Schedule 2.01

Commitments

A.	For the period ending on December 20, 2021:

Lender	Commitment

Citibank, N.A.	$875,000,000

Total	$875,000,000

B.	For the period from and including December 21, 2021 to and including June 20, 2022:

Lender	Commitment

Citibank, N.A.	$800,000,000

Total	$800,000,000

C.	For the period from and including June 21, 2022 to and including December 20, 2022:

Lender	Commitment

Citibank, N.A.	$650,000,000

Total	$650,000,000

D.	For the period from and including December 21, 2022 to and including June 20, 2023:

Lender	Commitment

Citibank, N.A.	$400,000,000

Total	$400,000,000

E.	For the period from and including June 21, 2023 to and including June 20, 2025:

Lender	Commitment

Citibank, N.A.	$275,000,000

Total	$275,000,000

THE SHERWIN-WILLIAMS COMPANY
Schedule 2.01 – 1	Amendment No. 14 to Credit Agreement

F.	For the period from and including June 21, 2025 to and including December 20, 2025:

Lender	Commitment

Citibank, N.A.	$200,000,000

Total	$200,000,000

THE SHERWIN-WILLIAMS COMPANY
Schedule 2.01 – 2	Amendment No. 14 to Credit Agreement